Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 14, 2024, with respect to the consolidated financial statements of NETSTREIT Corp., and the effectiveness of internal control over financial reporting, incorporated herein by reference in this Registration Statement (Form S-3) and the related base prospectus, and to the reference to our firm under the heading "Experts" in the base prospectus.

/s/ KPMG LLP

Chicago, Illinois

August 12, 2024